EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the  incorporation  by reference  in  Registration  Statement  No.
333-35580 of E Com Ventures, Inc. on Form S-3 and Registration Statements No. 333-30882 and 333-70608 on Forms S-8 of our report dated April 30, 2004, except for the fourth paragraph of Note 6, as to which the date is May 12, 2004, appearing in this Annual Report on Form 10-K of E Com Ventures, Inc. for the year ended January 31, 2004.

/s/ DELOITTE & TOUCHE LLP


Miami, Florida
May 17, 2004